UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             December 1, 2006

EMERGING VISION, INC.

(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, Emerging Vision Inc. (the “Company”) and Christopher Payan, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), entered into an Employment Agreement (the “Employment Agreement”), effective as of December 1, 2006, which provides for Mr. Payan to serve as the Company’s Chief Executive Officer for a term expiring on November 30, 2009, unless sooner terminated pursuant to the provisions of the Employment Agreement. Mr. Payan is to receive an annual base salary of $275,000 (“Base Compensation”), which will be reviewed annually by the Compensation Committee of the Company. Additionally, Mr. Payan will be eligible for an annual bonus to be determined by the Board at the end of each calendar year, receive executive employee benefits, receive monthly car allowance payments, and certain other benefits, as more clearly defined in the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

10.20

Employment Agreement, dated December 1, 2006, between Emerging Vision, Inc. and Christopher G. Payan (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Brian P. Alessi

Name: Brian P. Alessi

Title:	Chief Financial Officer

Date:	May 14, 2007